Ex-99.B1
                           PDC&J PRESERVATION FUND
                            DECLARATION OF TRUST
                         DATED AS OF JANUARY 2, 1985

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                           PDC&J PRESERVATION FUND
                            DECLARATION OF TRUST
                              TABLE OF CONTENTS


                                                              Page
       ARTICLE I    NAME, PRINCIPAL OFFICE AND DEFINITIONS     1

       Section 1.1  Name and Principal Office                  1

       Section 1.2  Definitions                                1

                    (a) "Fund"                                 1
                    (b) "Trustee" or "Trustees"                1
                    (c) "Share" or "Shares"                    2
                    (d) "Shareholder" or "Shareholders"        2
                    (e) "1940 Act"                             2
                    (f) "Commission"                           2
                    (g) "Declaration of Trust"                 2
                    (h) "By-Laws"                              2

       ARTICLE II   PURPOSES OF FUND                           2

       ARTICLE III  THE TRUSTEES                               2

       Section 3.1  Number, Designation, Election, Term, etc.  2

                    (a) Initial Trustees                       2
                    (b) Number                                 2
                    (c) Term                                   3
                    (d) Resignation and Retirement             3
                    (e) Removal                                3
                    (f) Vacancies                              3
                    (g) Effect of Death, Resignation, etc.     4
                    (h) No Accounting                          4

       Section 3.2  Powers of Trustees                         4

                    (a) Investments                            5
                    (b) Disposition of Assets                  5
                    (c) Ownership Powers                       5
                    (d) Subscription                           5
                    (e) Form of Holding                        5
                    (f) Reorganization, etc.                   6
                    (g) Voting Trusts, etc.                    6
                    (h) Compromise                             6
                    (i) Partnerships, etc.                     6
                    (j) Borrowing and Security                 6
                    (k) Guarantees, etc.                       6
                    (1) insurance                              6
                    (m) Pensions, etc.                         6

       Section 3.3  Certain Contracts                          7

                    (a) Advisory                               8
                    (b) Administration                         8
                    (c) Distribution                           8
                    (d) Custodian and Depository               8
                    (e) Transfer and Dividend Disbursing
                           Agency                              8
                    (f) Shareholder Servicing                  8
                    (g) Accounting                             8

       Section 3.4  Payment of Fund Expenses and
                           Compensation of Trustees            10

       Section 3.5  Ownership of Assets of the Fund            10

       ARTICLE IV   SHARES                                     10

       Section 4.1  Description of Shares                      10

       Section 4.2  Terms of Shares                            11

                    (a) Dividends                              11
                    (b) Liquidation                            12
                    (c) Voting                                 12
                    (d) Redemption by Shareholder              12
                    (e) Redemption by Fund                     13
                    (f) Net Asset Value                        13
                    (g) Transfer                               13
                    (h) Fractions                              13

       Section 4.3  Ownership of Shares                        13

       Section 4.4  Investments in the Fund                    14

       Section 4.5  No Preemptive Rights                       14

       Section 4.6  Status of Shares and Limitation of
                           Personal Liability                  14

       ARTICLE V    SHAREHOLDERS' VOTING POWERS AND MEETINGS   14

       Section 5.1  Voting Powers                              14

       Section 5.2  Meetings                                   15

       Section 5.3  Record Dates                               16

       Section 5.4  Quorum and Required Vote                   16

       Section 5.5  Action by Written Consent                  16

       Section 5.6  Inspection of Records                      17

       Section 5.7  Additional Provisions                      17

       ARTICLE VI   LIMITATION OF LIABILITY; INDEMNIFICATION   17

       Section 6.1  Trustees, Shareholders, etc. Not
                           Personally Liable; Notice           17

       Section 6.2  Trustee's Good Faith Action; Expert
                           Advice; No Bond or Surety           18

       Section 6.3  Indemnification of Shareholders            18

       Section 6.4  Indemnification of Trustees,
                          Officers, etc                        18

       Section 6.5  Advances of Expenses                       19

       Section 6.6  Indemnification Not Exclusive, etc.        19

       Section 6.7  Liability of Third Persons Dealing
                           with Trustees                       20

       ARTICLE VII  MISCELLANEOUS                              20

       Section 7.1  Duration and Termination of Fund           20

       Section 7.2  Reorganization                             20

       Section 7.3  Amendments                                 21

       Section 7.4  Filing of Copies; References; Headings     21

       Section 7.5  Applicable Law                             22

       Execution                                               22

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                           PDC&J PRESERVATION FUND

                            DECLARATION OF TRUST

     DECLARATION OF TRUST made at Dayton, Ohio, as of the 26th day of October, 1983, by the Trustees thereunder, and by the holders of Shares of beneficial interest to be issued thereunder as hereinafter provided.


                                 WITNESSETH:

     WHEREAS, this Fund has been formed to carry on the business of an investment company; and

     WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of an Ohio business trust in accordance with the provisions of Chapter 1746, Ohio Revised Code, and as hereinafter set forth.

     NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets which they may from time to time acquire in any manner as Trustees thereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Fund as hereinafter set forth.

                                  ARTICLE I

                   NAME, PRINCIPAL OFFICE AND DEFINITIONS

     SECTION 1.1 NAME AND PRINCIPAL OFFICE. This Fund shall be known as "PDC&J Preservation Fund" and the Trustees shall conduct the business of the Fund under that name or any other name as they may from time to time determine. The principal office of the Fund is located in Dayton, Ohio.

     SECTION 1.2 DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) The "Fund" refers to the Ohio business trust established by this Declaration of Trust, as amended from time to time;

     (b) "Trustee" or "Trustees" refers to the trustee or trustees of the Fund named herein or elected in accordance with Article III;

     (c) "Share"or "Shares"refers to the transferable unit or units of interest into which the beneficial interest in the Fund shall be divided from time to time;

     (d) "Shareholder" or "Shareholders" means a record owner or owners of a Share or Shares;

     (e) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

     (f) "Commission" shall have the meaning given it in the 1940 Act;

     (g) "Declaration of Trust" shall mean this Declaration of Trust as amended or restated from time to time; and

     (h) "By-Laws" shall mean the By-Laws of the Fund as amended from time to time.


                                 ARTICLE II

                              PURPOSES OF FUND

     The purpose of the Fund is to operate as an investment company and to engage in any lawful act or activity for which business trusts may be formed under Chapter 1746, Ohio Revised Code.


                                 ARTICLE III

                                THE TRUSTEES

     SECTION 3.1 NUMBER, DESIGNATION, ELECTION, TERM, ETC.

     (a) INITIAL TRUSTEES. Upon his execution of this Declaration of Trust or a counterpart hereof or some other writing in which he accepts such trusteeship and agrees to the provisions hereof, each of Leslie O. Parker III, Roderick H. Dillon, Jr., Kathleen A. Carlson, James M. Johnson, David A. Becher, J. Norman Eckstein and Robert C. Sammons shall become a Trustee hereof.

     (b) NUMBER. The Trustees serving as such, whether named above or hereafter becoming a Trustee, may increase or decrease (to not less than three) the number of Trustees to a number other than the number theretofore determined. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection
         (e) of this Section 3.1.

     (c) TERM. Each Trustee, whether named above or hereafter becoming a Trustee, shall serve as a Trustee until the next annual meeting of Shareholders or any special meeting in lieu thereof and until the election and qualification of his successor, if any, elected at such meeting, or until such Trustee sooner dies, resigns, retires or is removed.

     (d) RESIGNATION AND RETIREMENT. Any Trustee may resign his trust or retire as a Trustee, by written instrument signed by him and delivered to the other Trustees or to any officer of the Fund, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument.

     (e) REMOVAL. Any Trustee may be removed with or without cause at any time either by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date upon which such removal shall become effective, or by the Shareholders at any meeting called for the purpose.

     (f) VACANCIES. Any vacancy or anticipated vacancy resulting from any reason, including without limitation the death, resignation, retirement, removal or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees by the Trustees may (but so long as there are at least three remaining Trustees, need not unless required by the 1940 Act) be filled either by a majority of the remaining Trustees through the appointment in writing of such other person as such remaining Trustees in their discretion shall determine (unless a shareholder election is required by the 1940 Act) or by the election by the Shareholders, at a meeting called for the purpose, of a person to fill such vacancy, and such appointment or election shall be effective upon the written acceptance of the person named therein to serve as a Trustee and agreement by such person to be bound by the provisions of this Declaration of Trust, except that any such appointment or election in anticipation of a vacancy to occur by reason of retirement, resignation, or increase in number of Trustees to be effective at a later date shall become effective only at or after the effective date of said retirement, resignation, or increase in number of Trustees. As soon as any Trustee so appointed or elected shall have accepted such appointment or election and shall have agreed in writing to be bound by this Declaration of Trust and the appointment or election is effective, the Fund estate shall vest in the new Trustee, together with the continuing Trustees, without any further act of conveyance.

     (g) EFFECT OF DEATH, RESIGNATION, ETC. The death, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul or terminate the Fund or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Declaration of Trust.

     (h) NO ACCOUNTING. Except to the extent required by the 1940 Act or under circumstances which would justify his removal for cause, no person ceasing to be a Trustee as a result of his death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

     SECTION 3.2 POWERS OF TRUSTEES. Subject to the provisions of this Declaration of Trust, the business of the Fund shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility and the purpose of the Fund. Without limiting the foregoing, the Trustee may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Fund and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may as they consider appropriate elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session and subject to the 1940 Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine; in accordance with
Section 3.3 they may employ one or more Advisers, Administrators, Depositories and Custodians and may authorize any Depository or Custodian to employ subcustodians or agents and to deposit all or any part of such assets in a system or systems for the central handling of securities and debt instruments, retain transfer, dividend, accounting or Shareholder servicing agents or any of the foregoing, provide for the distribution of Shares by the Fund through one or more distributors, principal underwriters or otherwise, set record dates or times for the determination of Shareholders or various of them with respect to various matters; they may compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians, other agents, consultants and employees of the Fund or the Trustees on such terms as they deem appropriate; and in general they may delegate to any officer of the Fund, to any committee of the Trustees and to any employee, adviser, administrator, distributor, depository, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Fund such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Fund, including without implied limitation the power and authority to act in the name of the Fund and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees.

     Without limiting the foregoing and to the extent not inconsistent with the 1940 Act or other applicable law, the Trustees shall have power and authority:

     (a) INVESTMENTS. To invest and reinvest cash and other property, and to hold cash or other property uninvested without in any event being bound or limited by any present or future law or custom in regard to investments by trustees:

     (b) DISPOSITION OF ASSETS. To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Fund:

     (c) OWNERSHIP POWERS. To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities, debt instruments or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities, debt instruments or property as the Trustees shall deem proper;

     (d) SUBSCRIPTION. To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or debt instruments:

     (e) FORM OF HOLDING. To hold any security, debt instrument or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Fund or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise:

     (f) REORGANIZATION, ETC. To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or debt instrument of which is or was held in the Fund; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security or debt instrument held in the Fund;

     (g) VOTING TRUSTS, ETC. To join with other holders of any securities or debt instruments in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security or debt instrument (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

     (g) COMPROMISE. To compromise, arbitrate or otherwise adjust claims in favor of or against the Fund or any matter in controversy, including but not limited to claims for taxes;

     (i) PARTNERSHIPS, ETC. To enter into joint ventures, general or limited partnerships and any other combinations or associations.

     (j) BORROWING AND SECURITY. To borrow funds and to mortgage and pledge the assets of the Fund or any part thereof to secure obligations arising in connection with such borrowing;

     (k) GUARANTEES, ETC. To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Fund property or any part thereof to secure any of or all such obligations:

     (l) INSURANCE. To purchase and pay for entirely out of Fund property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Fund and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, investment advisers, managers, administrators, distributors, principal underwriters, or independent contractors, or any thereof (or any person connected therewith), of the Fund individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence; provided, however, that insurance which protects the Trustees and officers against liabilities rising from action involving willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their offices may not be purchased; and

     (m) PENSIONS, ETC. To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Fund.

     Except as otherwise provided by the 1940 Act or other applicable law, this Declaration of Trust or the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum, consisting of at least a majority of the Trustees then in office, being present), within or without Ohio, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office (or such larger or different number as may be required by the 1940 Act or other applicable law).

     SECTION 3.3 CERTAIN CONTRACTS. Subject to compliance with the provisions of the 1940 Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, other type of organizations, or individuals ("Contracting Party") to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or of the Fund and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may determine appropriate:

     (a) ADVISORY. Subject to the general supervision of the Trustees and in conformity with the stated policy of the Trustees with respect to the investments of the Fund, to manage such investments and assets, make investment decisions with respect thereto, and to place purchase and sale orders for portfolio transactions relating to such investments and assets;

     (b) ADMINISTRATION. Subject to the general supervision of the Trustees and in conformity with any policies of the Trustees with respect to the operations of the Fund, to supervise all or any part of the operations of the Fund, and to provide all or any part of the administrative and clerical personnel, office space and office equipment and services appropriate for the efficient administration and operations of the Fund:

     (c) DISTRIBUTION. To distribute the Shares of the Fund, to be principal underwriter of such Shares, and/or to act as agent of the Fund in the sale of Shares and the acceptance or rejection of orders for the purchase of Shares;

     (d) CUSTODIAN AND DEPOSITORY. To act as depository for and to maintain custody of the property of the Fund and accounting records in connection therewith;

     (e) TRANSFER AND DIVIDEND DISBURSING AGENCY. To maintain records of the ownership of outstanding Shares, the issuance and redemption and the transfer thereof, and to disburse any dividends declared by the Trustees and in accordance with the policies of the Trustees and/or the instructions of any particular Shareholder to reinvest any such dividends;

     (f) SHAREHOLDER SERVICING. To provide service with respect to the relationship of the Fund and its Shareholders, records with respect to Shareholders and their Shares, and similar matters; and

     (g) ACCOUNTING. To handle all or any part of the accounting responsibilities, whether with respect to the Fund's properties, Shareholders or otherwise.

The same person may be the Contracting Party for some or all of the services, duties and responsibilities to, for and of the Fund and/or the Trustees, and the contracts with respect thereto may contain such terms interpretive of or in addition to the delineation of the services, duties and responsibilities provided for, including provisions that are not inconsistent with the 1940 Act relating to the standard of duty of and the rights to indemnification of the Contracting Party and others, as the Trustees may determine. Nothing herein shall preclude, prevent or limit the Fund or a Contracting Party from entering into subcontractual arrangements relative to any of the matters referred to in Sections 3.3(a) through (q) hereof.

     Subject to the provisions of the 1940 Act, the fact that:

          (i) any of the Shareholders, Trustees or officers of the Fund is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any Contracting Party, or of or for any parent or affiliate of any Contracting Party or that the Contracting Party or any parent or affiliate thereof is a Shareholder or has an interest in the Fund, or that

          (ii) any Contracting Party may have a contract providing for the rendering of any similar services to one or more other corporations, trusts, associations, partnerships, limited partnerships or other organizations, or has other business or interests, shall not affect the validity of any contract for the performance and assumption of services, duties and responsibilities to, for or of the Fund and/or the Trustees or disqualify any Shareholder, Trustee or officer of the Fund from voting upon or executing the same or create any liability or accountability to the Fund or its Shareholders, provided that in the case of any relationship or interest referred to in the preceding clause (i) on the part of any Trustee or officer of the Fund either (1) the material facts as to such relationship or interest have been disclosed to or are known by the Trustees not having any such relationship or interest and the contract involved is approved in good faith by a majority of such Trustees not having any such relationship or interest (even though such unrelated or disinterested Trustees are less than a quorum of all of the Trustees), (2) the material facts as to such relationship or interest and as to the contract have been disclosed to or are known by the Shareholders entitled to vote thereon and the contract involved is specifically approved in good faith by vote of the Shareholders, or (3) the specific contract involved is fair to the Fund as of the time it is authorized, approved or ratified by the Trustees or by the Shareholders.

     SECTION 3.4 PAYMENT OF FUND EXPENSES AND COMPENSATION OF TRUSTEES. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Fund, or partly out of principal and partly out of income, as the Trustees deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Fund, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Fund's officers, employees, investment adviser, administrator, distributor, principal underwriter, auditor, counsel, depository, custodian, transfer agent, dividend disbursing agent, accounting agent, Shareholder servicing agent, and such other agents, consultants and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur. Without limiting the generality of any other provision hereof, the Trustees shall be entitled to reasonable compensation from the Fund for their services as Trustees and may fix the amount of such compensation.

     SECTION 3.5 OWNERSHIP OF ASSETS OF THE FUND. Title to all of the assets of the Fund shall at all times be considered as vested in the Trustees.


                                 ARTICLE IV

                                   SHARES

     SECTION 4.1 DESCRIPTION OF SHARES. The beneficial interest in the Fund shall be divided into Shares, all without par value and of one class.

     The number of authorized Shares that may be issued is unlimited, and the Trustees may issue Shares for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable. The Trustees may hold as treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares re-acquired by the Fund.

     The Trustees may from time to time close the transfer books or establish record dates and times for the purposes of determining the holders of Shares entitled to be treated as such, to the extent provided or referred to in
Section 5.3.

     Any Trustee, officer or other agent of the Fund, and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of the Fund to the same extent as if such person were not a Trustee, officer or other agent of the Fund; and the Fund may issue and sell or cause to be issued and sold and may purchase Shares from any such person or any such organization.

     SECTION 4.2 TERMS OF SHARES. The Shares shall have the following terms:

     (a) DIVIDENDS. Dividends and distributions on Shares may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares, from such of the income and capital gains, accrued or realized, as the Trustees may determine, after providing for actual and accrued liabilities. All dividends and distributions on Shares shall be distributed pro rata to the holders in proportion to the number of Shares held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash or Shares or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (f) of
         Section 4.2.

         The Fund intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the Fund, the Board of Trustees shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Trustees, to enable the Fund to qualify as a regulated investment company and to avoid liability of the Fund for federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Trustees to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Fund for such tax.

     (b) LIQUIDATION. In event of the liquidation or dissolution of the Fund, the Shareholders shall be entitled to receive when and as declared by the Trustees, the excess of the assets of the Fund over the liabilities of the Fund. The assets so distributable to the Shareholders shall be distributed among such Shareholders in proportion to the number of Shares held by them and recorded on the books of the Fund. The liquidation of the Fund may be authorized by vote of a majority of the Trustees then in office subject to the approval of a majority of the outstanding voting Shares, as defined in the 1940 Act.

     (c) VOTING. All Shares shall have "equal voting rights" as such term is defined in the Investment Company Act of 1940 and except as otherwise provided by that Act or rules, regulations or orders promulgated thereunder. On each matter submitted to a vote of the Shareholders, all Shares shall vote as a single class ("Single Class Voting").

     (d) REDEMPTION BY SHAREHOLDER. Each holder of Shares shall have the right at such times as may be permitted by the Fund, but no less frequently than once each week, to require the Fund to redeem all or any part of his Shares at a redemption price equal to the net asset value per Share next determined in accordance with subsection (f) of this Section 4.2 after the Shares are properly tendered for redemption. Payment of the redemption price shall be in cash; provided, however, that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Fund may make payment wholly or partly in securities or other assets of the Fund at the value of such securities or assets used in such determination of net asset value.,

         Notwithstanding the foregoing, the Fund may postpone payment of the redemption price and may suspend the right of the holders of Shares to require the Fund to redeem Shares during any period or at any time when and to the extent permissible under the 1940 Act, and such redemption is conditioned upon the Fund having funds or property legally available therefor

     (e) REDEMPTION BY FUND. Each Share is subject to redemption by the Fund at the redemption price which would be applicable if such Share was then being redeemed by the Shareholder pursuant to subsection (d) of this Section 4.2: (a) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to all or any of the holders of the Shares of the Fund, or (b) upon such other conditions as may from time to time be determined by the Trustees and set forth in the then current Prospectus of the Fund with respect to maintenance of Shareholder accounts of a minimum amount. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

     (f) NET ASSET VALUE. The net asset value per Share shall be the quotient obtained by dividing the value of the net assets of the Fund (being the value of the assets of the Fund less the liabilities of the Fund) by the total number of Shares outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time.

     (g) TRANSFER. All Shares shall be transferable, but transfers of Shares will be recorded on the Share transfer records of the Fund only at such times as Shareholders shall have the right to require the Fund to redeem Shares and at such other times as may be permitted by the Trustees.

     (h) FRACTIONS. Any fractional Share, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share, including with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Fund.

     SECTION 4.3 OWNERSHIP OF SHARES. The ownership of Shares shall be recorded on the books of the Fund or of a transfer or similar agent for the Fund. No certificates certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Fund as kept by the Fund or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares held from time to time by each such Shareholder.

     SECTION 4.4 INVESTMENTS IN THE FUND. The Trustees may accept investments in the Fund from such persons and on such terms and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.

     SECTION 4.5 NO PREEMPTIVE RIGHTS. Shareholder shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Fund.

     SECTION 4.6 STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Fund shall not operate to terminate the Fund nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Fund or the Trustees, but only to the rights of said decedent under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Fund property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Fund nor the Trustees, nor any officer, employee or agent of the Fund shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.


                                  ARTICLE V

                  SHAREHOLDERS' VOTING POWERS AND MEETINGS

     SECTION 5.1 VOTING POWERS. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Section 3.1,
(ii) with respect to any contract with a Contracting Party as provided in
Section 3.3 as to which Shareholder approval is required by the 1940 Act,
(iii) with respect to any termination or reorganization of the Fund to the extent and as provided in Sections 7.1 and 7.2, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in
Section 7.3, (v) to the same extent as the stockholders of an Ohio corporation for profit as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Fund or the Shareholders, and (vi) with respect to such additional matters relating to the Fund as may be required by the 1940 Act, this Declaration of Trust, the By-Laws or any registration of the Fund with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. There shall be no cumulative voting in the election of any Trustee or Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Fund receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders.

     SECTION 5.2 MEETINGS. There shall be an annual meeting of Shareholders at such place within or without the State of Ohio and on such date as may be designated in the call thereof, which call shall be made by the Trustees. In the event that such meeting is not held in any year, whether the omission be by oversight or otherwise, a subsequent special meeting may be called by the Trustees and held in lieu of the annual meeting with the same effect as though held within such time period. Special meetings may also be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any such meeting shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder entitled to vote at such meeting at the Shareholder's address as it appears on the records of the Fund. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of 30 days after written request by Shareholders holding at least 25% of the Shares then outstanding entitled to vote upon any matter requiring action by the Shareholders as provided herein that a meeting be called to consider such matter, then Shareholders holding at least 25% of the Shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees.

     SECTION 5.3 RECORD DATES. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days (except at or in connection with the termination of the Fund), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than 60 days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or (subject to any provisions permissible under subsection (a) of Section 4.2 with respect to dividends or distributions on Shares that have not been ordered and/or paid for by the time or times established by the Trustees under the applicable dividend or distribution program or procedure then in effect) to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

     SECTION 5.4 QUORUM AND REQUIRED VOTE. A majority of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, but any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting without the necessity of further notice. A ajority of the Shares voted, at a meeting of which a quorum is present, shall decide any questions and a plurality shall elect a Trustee, except when a different vote is required or permitted by any provision of the 1940 Act or other applicable law or by this Declaration of Trust or the By-Laws.

     SECTION 5.5 ACTION BY WRITTEN CONSENT. Subject to the provisions of the 1940 Act and other applicable law, any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such other proportion thereof as shall be required by the 1940 Act or by anyexpress provision of this Declaration of Trust or the By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     SECTION 5.6 INSPECTION OF RECORDS. The records of the Fund shall be open to inspection by Shareholders to the same extent as is permitted stockholders of an Ohio corporation for profit under the Ohio General Corporation Law.

     SECTION 5.7 ADDITIONAL PROVISIONS. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters not inconsistent with the provisions hereof.


                                 ARTICLE VI

                  LIMITATION OF LIABILITY; INDEMNIFICATION

     SECTION 6.1 TRUSTEES, SHAREHOLDERS, ETC. NOT PERSONALLy
LIABLE; NOTICE. All persons extending credit to, contracting with or having any claim against the Fund shall look only to the assets of the Fund for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Fund's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Fund or the Trustees or any of them in connection with the Fund shall be conclusively deemed to have been executed or done only by or for the Fund or the Trustees and not personally. Nothing in this Declaration of Trust shall protect any Trustee or officer against any liability to the Fund or the Shareholders to which such Trustee or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or of such officer.

     Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of the State of Ohio and shall recite to the effect that the same was executed or made by or on behalf of the Fund or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Fund, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

     SECTION 6.2 TRUSTEE'S GOOD FAITH ACTION; EXPERT ADVICE; NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion's thereunder shall be binding upon everyone interested. A Trustee shall be liable for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (a) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, Shareholder servicing or accounting agent of the Fund, nor shall any Trustee be responsible for the act or omission of any other Trustee; (b) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (c) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Fund and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a Contracting Party appointed by the Trustees pursuant to Section 3.3. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.

     SECTION 6.3 INDEMNIFICATION OF SHAREHOLDERS. In case any Shareholder or former Shareholder shall be charged or held to be personally liable for any obligation or liability of the Fund solely by reason of being or having been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, the Fund (upon proper and timely request by the Shareholder) shall assume the defense against such charge and satisfy any judgment thereon, and the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Fund estate to be held harmless from and indemnified against all loss and expense arising from such liability.

     SECTION 6.4 INDEMNIFICATION OF TRUSTEES, OFFICERS, ETC. The Fund shall indemnify each of its Trustees and officers (including persons who serve at the Fund's request as directors, officers or trustees of another organization in which the Fund has any interest as a shareholder, creditor or otherwise (hereinafter referred to as a "Covered Person") against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, and except that no Covered Person shall be indemnified against any liability to the Fund or its Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office ("disabling conduct"). Anything herein contained to the contrary notwithstanding, no Covered Person shall be indemnified for any liability to the Fund or its Shareholders to which such Covered Person would otherwise be subject unless (1) a final decision on the merits is made by a court or other body before whom the proceeding was brought that the Covered Person to be indemnified was not liable by reason of disabling conduct or, (2) in the absence of such a decision, a reasonable determination is made, based upon a review of the facts, that the Covered Person was not liable by reason of disabling conduct, by (a) the vote of a majority of a quorum of Trustees who are neither "interested persons" of the Fund as defined in the Investment Company Act of 1940 nor parties to the proceeding ("disinterested, non-party Trustees"), or (b) an independent legal counsel in a written opinion.

     SECTION 6.5 ADVANCES OF EXPENSES. The Fund shall advance attorneys' fees or other expenses incurred by a Covered Person in defending a proceeding, upon the undertaking by or on behalf of the Covered Person to repay the advance unless it is ultimately determined that such Covered Person is entitled to indemnification, so long as one of the following conditions is met: (i) the Covered Person shall provide security for his undertaking, (ii) the Fund shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the disinterested non-party Trustees of the Fund, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

     SECTION 6.6 INDEMNIFICATION MOT EXCLUSIVE, ETC. The right of indemnification provided by this Article VI shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VI, "Covered Person" shall include such person's heirs, executors and administrators, an "interested Covered Person" is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending or threatened, and a "disinterested" person is a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending or threatened. Nothing contained in this Article VI shall affect any rights to indemnification to which personnel of the Fund, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Fund to purchase and maintain liability insurance on behalf of any such person.

     SECTION 6.7 LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Fund or upon its order.


                                 ARTICLE VII

                                MISCELLANEOUS

     SECTION 7.1 DURATION AND TERMINATION OF FUND. Unless terminated as provided herein, the Fund shall continue without limitation of time. The Fund may be terminated at any time by a majority of the Trustees then in office subject to a favorable vote of a majority of the outstanding voting Shares, as defined in the 1940 Act.

     Upon termination, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Fund shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash, securities or other property, or any combination thereof, and distribute the proceeds to the Shareholders, in conformity with the provisions of subsection (b) of Section 4.2.

     SECTION 7.2 REORGANIZATION. The Trustees may sell, convey and transfer the assets of the Fund to another trust, partnership, association or corporation organized under the laws of any state of the United States, in exchange for cash, shares or other securities with such transfer being made subject to, or with the assumption by the transferee of, the liabilities of the Fund; provided, however, that if shareholder approval is required by the 1940 Act, no assets of the Fund shall be so transferred unless the terms of such transfer shall have first been approved at a meeting called for the purpose by the affirmative vote of the holders of a majority of the outstanding voting Shares, as defined in the 1940 Act. Following such transfer, the Trustees shall distribute such cash, shares or other securities among the Shareholders and the Fund shall be terminated.

     SECTION 7.3 AMENDMENTS. All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or repeal the prohibition of assessment upon the Shareholders without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Fund pursuant to the vote of a majority of such Trustees), when authorized so to do by the vote, in accordance with subsection (c) of Section 4.2, of Shareholders holding a majority of the Shares entitled to vote, except that amendments having the purpose of changing the name of the Fund or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any provision hereof which is internally inconsistent with any other provision hereof or which is defective or inconsistent with the 1940 Act or with the requirements of the Internal Revenue Code and applicable regulations for the Fund's obtaining the most favorable treatment thereunder available to regulated investment companies, shall not require authorization by Shareholder vote. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer of the Fund to the effect that such amendment has been duly adopted.

     SECTION 7.4 FILING OF COPIES; REFERENCES; HEADINGS. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Fund where it may be inspected by any Shareholder. An original of this instrument and each amendment hereto, or a copy of this instrument and of each amendment hereto certified as true and correct by a Trustee before a Notary Public, shall be filed by the Fund with the Secretary of the State of Ohio, together with the report required by Section 1746.04, Ohio Revised Code. Anyone dealing with the Fund may rely on a certificate by an officer of the Fund as to whether or not any such amendments have been made, as to the identities of the Trustees and officers, and as to any matters in connection with the Fund thereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Fund to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein", "hereof" and "thereunder" shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such amendments. The masculine gender shall include the feminine and neuter genders. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

     SECTION 7.5 APPLICABLE LAW. This Declaration of Trust is made in the State of Ohio and it is created under and is governed by and construed and administered according to the laws of said State, as the same may be amended from time to time, to which reference is made with the intention that matters not specifically covered herein or as to which an ambiguity may exist shall be resolved as if the Fund were a corporation for profit organized in Ohio.


     IN WITNESS WHEREOF. The undersigned have hereunto set their hands in the City of Dayton, Ohio for themselves and their assigns, as of the day and year first above Written.

                         /s/ LESLIE O. PARKER III
                         -------------------------
                            Leslie O. Parker III

                         /s/ RODERICK H. DILLON, JR.
                         -------------------------
                             Roderick H. Dillon, Jr.

                         /s/ KATHLEEN A. CARLSON
                         -------------------------
                             Kathleen A. Carlson

                         /s/ JAMES M. JOHNSON
                         -------------------------
                             James M. Johnson

                         /s/ DAVID A. BECHER
                         -------------------------
                             David A. Becher

                         /s/ J. NORMAN ECKSTEIN
                         -------------------------
                             J. Norman Eckstein

                         /s/ ROBERT C. SAMMONS
                         -------------------------
                             Robert C. Sammons